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                                                                    Exhibit 23.1


           INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 4, 2004 which appears on page F-1 of the annual report on Form 10-KSB of FragranceNet.com, Inc. for the year ended March 31, 2004.


/s/ Marcum & Kliegman LLP


Marcum & Kliegman LLP
Melville, New York
February 11, 2005